Exhibit 10(c)
                                  EXHIBIT 10(C)

                         AMENDMENT TO ADVISORY AGREEMENT


This Amendment to the Client Advisory Agreement and Trading Authorization, is made and entered into this 21st day of September by and between Hanseatic Corporation, a New Mexico corporation (the "Advisor") and Pool Management Services, Inc., formerly known as The Day Traders Club, Inc., an Oklahoma corporation ("Client").

 WHERAS, the Client and Advisor desire to amend certain the terms of Addendum A of the Client Advisory Agreement And Trading Authorization entered into by the parties and executed on December 14, 1998;

NOW THEREFORE, in consideration of the premises set forth above the parties agree to the following:

a. As executed on December 14, 1998, Paragraph two of Addendum A of the Advisory Agreement and Trading Authorization states:

         "The Advisor will charge Client a monthly incentive fee equal to 10% of the Account's Trading Profits. The Incentive Fee shall be payable only on cumulative profits in the Account. If the Account incurs a loss after the Advisor has been paid an incentive fee, the Advisor will retain the fee, but will receive no further incentive fee until the Account again achieves net new Trading Profits."

         Paragraph two of Addendum A is hereby amended to read as follows:

         "The Advisor will charge Client a quarterly incentive fee equal to 10% of the Account's Trading Profits. "Quarterly" is hereby defined as a calendar quarter consisting of three calendar months. The Incentive Fee shall be payable only on cumulative profits in the Account. If the Account incurs a loss after the Advisor has been paid an incentive fee, the Advisor will retain the fee, but will receive no further incentive fee until the Account again achieves net new Trading Profits."

b. All other references made to "monthly" incentive fees made in the Client Advisory Agreement And Trading Authorization shall hereby be amended to read "quarterly" incentive fees.

c. This amendment to Addendum A of the Client Advisory Agreement And Trading Authorization is hereby deemed effective on October 1, 2001.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first mentioned above.

By:   /s/    Katherine Burr          Client:  Pool Management Services, Inc.
     ------------------------------
       HANSEATIC CORPORATION

                                     By:      /s/    Randall Shell
                                            -------------------------------
                                             Vice President and Principal

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